Filed pursuant to Rule 424(b)(2)
Registration No. 333-165784

PROSPECTUS

NEUROMETRIX, INC.

$50,000,000

Preferred Stock

Common Stock

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

We may issue preferred stock, common stock, warrants, rights, stock purchase contracts and stock purchase units, and we may offer and sell these securities from time to time in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our common stock is quoted on the NASDAQ Global Market under the symbol “NURO.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating thereto will disclose the exchange or market on which such securities will be listed or quoted.  On April 16, 2010, the last reported sale price of our common stock on the NASDAQ Global Market was $1.73 per share.  Prospective purchasers of common stock are urged to obtain current information as to the market prices of our common stock.

As of February 10, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $51,703,566, based on 23,026,945 shares of outstanding common stock, of which 22,382,496 shares were held by non-affiliates, and a per share price of $2.31, the closing sale price of our common stock on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities. See “Risk Factors” on page 3. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used by us to offer or sell our securities unless accompanied by a prospectus supplement.

Our principal executive offices are located at 62 Fourth Avenue, Waltham, Massachusetts 02451, and our telephone number is (781) 890-9989.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. We may offer shares of our common stock and preferred stock and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “NeuroMetrix,” the “Company,” “we,” “our,” and “us” refer, collectively, to NeuroMetrix, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through the Investor Relations section on our website at http://www.neurometrix.com/investor. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 12, 2010 (File No. 001-33351);

•                  Current Report on Form 8-K, filed on March 5, 2010 (File No. 001-33351);

•                  All our filings pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement;

•                  All documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus;

•                  Description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act as filed with SEC on July 19, 2004, including any subsequent amendments or reports filed for the purpose of updating such description; and

•                  Description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with the SEC on March 8, 2007, including any subsequent amendments or reports filed for the purpose of updating such description; and

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

NeuroMetrix, Inc.

62 Fourth Avenue

Waltham, Massachusetts 02451

(781) 890-9989

Attn: Investor Relations

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which has been filed with the SEC and incorporated in this prospectus by reference, as well as all of the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference in this prospectus, before you decide to invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference in the prospectus contain statements that are considered “forward-looking statements” within the meaning of the United States securities laws. In addition, NeuroMetrix and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements regarding: projections of revenue, margins, expenses, earnings from operations, cash flows, synergies or other financial items; plans, strategies and objectives of management for future operations, including statements relating to potential acquisitions; developments or performance of our products; future economic conditions or performance; the outcome of outstanding claims or legal proceedings; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that NeuroMetrix intends, expects, projects, believes or anticipates will or may occur in the future.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to NeuroMetrix, as discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended  December 31, 2009, which has been filed with the SEC and incorporated into this prospectus by reference, as revised or supplemented by our most recent quarterly report on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference.  We have included important factors in the cautionary statements included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See the section entitled “Risk Factors” herein for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and in the documents incorporated by reference.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to factors discussed elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically indicated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed elsewhere in this prospectus or in our other SEC filings are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate NeuroMetrix. Any investor in NeuroMetrix should consider all risks and uncertainties disclosed in our SEC filings, described above under the Section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

ABOUT NEUROMETRIX

We are a science-based health care company transforming patient care through neurotechnology. To date, our focus has been primarily on the assessment of neuropathies. We are also developing innovative products for preservation and restoration of nerve and spinal cord function, and pain control. Neuropathies affect the peripheral nerves and parts of the spine and are frequently caused by or associated with carpal tunnel syndrome, diabetes, sciatica, and other clinical disorders. We market systems for the performance of nerve conduction studies and needle electromyography procedures. Our product pipeline includes a system designed to deliver pharmacologic agents such as anesthetics and corticosteroids in close proximity to nerves for regional anesthesia, pain control, and the treatment of focal neuropathies. We are also developing devices and pharmaceutical agents to treat peripheral nerve and spinal cord injuries.

We have two medical devices cleared by the United States Food and Drug Administration which are used for the assessment of neuropathies. Our NC-stat System is a point-of-care device for the performance of nerve conduction studies. It has been sold historically to a broad group of physicians, including primary care physicians and specialists since its initial market launch in May 1999. Our NC-stat System is comprised of: (1) single use nerve-specific electrodes, (2) the NC-stat device and related components, and (3) the NC-stat docking station, an optional device that enables the physician’s office to transmit data to our onCall Information System. Our ADVANCE™ NCS/EMG System, or the ADVANCE System, is a comprehensive platform for the performance of traditional nerve conduction studies and invasive electromyography procedures. This system is used primarily by neurologists, physical medicine and rehabilitation, or PM&R, physicians, neurosurgeons, orthopedic and hand surgeons, and pain medicine physicians. Our ADVANCE System is comprised of: (1) various types of electrodes and needles, (2) our ADVANCE device and related modules, and (3) a communication hub that enables the physician’s office to network their device to our servers for data archiving, report generation, and other network services. Our neurodiagnostic equipment is used in approximately 4,500 physicians’ offices, clinics, and hospitals. Approximately 1.5 million patient studies have been performed with our neurodiagnostic devices since 1999.

NeuroMetrix was founded in June 1996 by our President & Chief Executive Officer, Shai N. Gozani, M.D., Ph.D. We originally were incorporated in Massachusetts in 1996, and we reincorporated in Delaware in 2001. Our common stock is listed on the NASDAQ Global Market under the ticker symbol “NURO.” Our principal offices are located at 62 Fourth Avenue, Waltham, Massachusetts 02451 and our telephone number is (781) 890-9989. Our web site is www.neurometrix.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. The NeuroMetrix name and logo and the names of products and services offered by NeuroMetrix are trademarks, registered trademarks, service marks or registered service marks of NeuroMetrix.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF SECURITIES TO BE OFFERED

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more primary offerings, our common stock, preferred stock, warrants, rights, stock purchase contracts or stock purchase units, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, warrants, rights, stock purchase contracts or stock purchase units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

Common Stock

Under our amended and restated certificate of incorporation, we have authority to issue 50,000,000 shares of our common stock, par value $0.0001 per share. As of March 29, 2010, 23,038,106 shares of our common stock were issued and outstanding. All shares of our common stock will, when issued, be duly authorized, fully paid and nonassessable.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our amended and restated certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our restated certificate of incorporation and restated bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on the NASDAQ Global Market under the symbol “NURO.”

Transfer Agent and Registrar. The transfer agent for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Under our amended and restated certificate of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. Of such preferred stock, 25,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share.  As of March 29, 2010, no shares of our preferred stock were issued and outstanding.

Pursuant to our amended and restated certificate of incorporation, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, including voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or other rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•                  the designation and stated value per share of the preferred stock and the number of shares offered;

•                  the amount of liquidation preference per share;

•                  the price at which the preferred stock will be issued;

•                  the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•                  any redemption or sinking fund provisions;

•                  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•                  any conversion provisions; and

•                  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up our affairs, rank:

•                  senior to all classes or series of our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up our affairs;

•                  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•                  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•                  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•                  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•                  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•                  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•                  the redemption date;

•                  the number of shares and series of the preferred stock to be redeemed;

•                  the redemption price;

•                  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•                  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•                  the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•                  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

•                  authorize, or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•                  amend, alter or repeal the provisions of our amended and restated certificate of incorporation or the amendment to our certificate of incorporation designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

Notwithstanding the preceding bullet point, if the preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any of the events described above shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, even if upon the occurrence of such an event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Shareholder Rights Plan

On March 7, 2007, we entered into a Rights Agreement with American Stock Transfer & Trust Company, as rights agent, and approved the declaration of a dividend distribution of one preferred share purchase right on each outstanding share of our common stock to shareholders of record as of the close of business on March 8, 2007. Each right entitles the registered holder to purchase from us one ten-thousandth of a share of our Series A Junior Convertible Preferred Stock at a price of $75.00, subject to adjustment.

Initially, the rights are not exercisable and are attached to and trade with all shares of common stock outstanding as of, and issued subsequent to March 8, 2007.  The rights will separate from the common stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons, or an Acquiring Person, has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of common stock.

The rights may be redeemed in whole, but not in part, at a price of $0.01 per right (payable in cash, common stock or other consideration deemed appropriate by our board) by the board only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Rights Agreement.  Immediately upon the action of the board ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

The rights will expire on March 8, 2017, unless previously redeemed or exchanged by the Company. The rights distribution is not taxable to stockholders.

The above summary of the Rights Agreement does not purport to be complete. You should refer to the Rights Agreement, as amended, which is included as an exhibit to the registration statement of which this prospectus is a part.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Amended and Restated Certificate of Incorporation and By-laws Provisions

Board of Directors. Our amended and restated certificate of incorporation provides that:

•                  our board of directors is divided into three classes, as nearly equal in number as possible, to serve staggered terms so that approximately one-third of our board will be elected each year;

•                  subject to the rights of the holders of any class or series of preferred stock then outstanding, our directors may be removed (i) only with cause and (ii) only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares then entitled to vote at an election of directors voting together as a single class, unless otherwise specified by law; and

•                  any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

These provisions could discourage, delay or prevent a change in control of our company or an acquisition of our company at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or attempting to change the composition or policies of our board of directors.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation and by-laws also provide that:

•                  stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

•                  stockholder action may not be taken by written action in lieu of a meeting;

•                  special meetings of stockholders may be called only by our board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office; and

•                  in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.

These provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because a person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders’ meeting, and not by written consent.

Indemnification. Our amended and restated certificate of incorporation provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation also provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. The amended and restated certificate of incorporation further provides that no amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our amended and restated certificate of incorporation further provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, preferred stock, common stock, rights, stock purchase contracts or stock purchase units, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•                  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•                  any applicable material U.S. federal income tax consequences;

•                  the identity of the warrant agent for the warrants and of any execution or paying agents, transfer agents, registrars or other agents;

•                  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                  the designation and terms of the equity securities purchasable upon exercise of the warrants;

•                  if applicable, the designation and terms of the preferred stock, common stock, rights, stock purchase contracts or stock purchase units with which the warrants are issued and, the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and the related preferred stock, common stock, rights, stock purchase contracts or stock purchase units will be separately transferable;

•                  the number of shares of preferred stock or common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  the antidilution provisions of the warrants, if any;

•                  any redemption or call provisions; and

•                  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and preferred securities, warrants, rights, or other securities of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•                  if applicable, a discussion of material U.S. federal income tax considerations; and

•                  any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or stock purchase contracts or stock purchase units, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•                  the date of determining the stockholders entitled to the rights distribution;

•                  the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•                  the exercise price;

•                  the aggregate number of rights issued;

•                  the date, if any, on and after which the rights will be separately transferable;

•                  the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•                  the method by which holders of rights will be entitled to exercise;

•                  the conditions to the completion of the offering, if any;

•                  the withdrawal, termination and cancellation rights, if any;

•                  any applicable federal income tax considerations; and

•                  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell securities:

•                  through underwriters;

•                  through dealers;

•                  through agents;

•                  directly to purchasers; or

•                  through a combination of any of these methods of sale.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The distribution of the securities may be effected from time to time in one or more transactions:

•                  at a fixed price, or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•                  the name of the agent or any underwriters;

•                  the public offering or purchase price;

•                  any discounts and commissions to be allowed or paid to the agent or underwriters;

•                  all other items constituting underwriting compensation;

•                  any discounts and commissions to be allowed or paid to dealers; and

•                  any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•                  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•                  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or our affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities offered by this prospectus for us.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$50,000,000

Preferred Stock

Common Stock

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

PROSPECTUS